UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2018

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2018 annual meeting of stockholders on May 9, 2018 (the “Annual Meeting”). Of the 23,583,585 shares of our common stock outstanding as the record date of March 14, 2018, 21,849,210 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 92.6% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Class I Directors. Each of the following nominees was elected to serve as a Class I director, to hold office until our 2021 annual meeting of stockholders or until his respective successor has been duly elected and qualified or his earlier resignation or removal based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
John M. Taylor	12,093,996	1,689,409	8,065,805
Sigurdur Olafsson	12,134,283	1,649,122	8,065,805

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non- Votes
21,671,557	95,376	82,277	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: May 10, 2018	By:	/s/ Susan A. Knudson
Susan A. Knudson Chief Financial Officer (Principal Financial Officer)